Exhibit 99.1

    Rackable Systems, Inc. Announces Second Quarter 2005 Financial Results;
                       Achieves Record Financial Results;
           Sequential Revenue Increase of 44.3% and GAAP EPS of $0.07

    MILPITAS, Calif.--(BUSINESS WIRE)--July 25, 2005--Rackable Systems, Inc., (Nasdaq:RACK) a provider of servers and storage products for scale out data center deployments, today announced financial results for the second quarter of fiscal year 2005, ended July 2, 2005.
    Total revenue for the second quarter of 2005 was $44.0 million, up 44.3% from $30.5 million in the first quarter of 2005, and up 26.4% from $34.8 million in the second quarter of 2004. Operating income for the quarter was $3.1 million or 7.1% of revenue, compared to $2.7 million or 7.9% of revenue in the same period a year ago. Gross margins for the quarter were 20.9% compared to 20.3% in the second quarter a year ago. GAAP net income for the second quarter of 2005 was $1.2 million or $0.07 per diluted share, compared to a net loss of $11.2 million or $(2.34) per share in the second quarter of 2004. Non-GAAP net income for the quarter was $2.0 million or $0.12 per diluted share, unchanged from a year ago. These non-GAAP financial measures exclude amortization of deferred stock-based compensation, the amortization of patents and customer list, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense and the related tax effect of those items. All of these expenses are included in Rackable System's GAAP results. During the second quarter of 2005, Rackable Systems completed the initial public offering of its common stock.
    Total revenue for the six months ended July 2, 2005 was $74.4 million, up 40.6% from $52.9 million in the first six months of 2004. Operating income for the first six months of 2005 was $4.1 million or 5.5% of revenue, compared to $2.8 million or 5.3% of revenue in the same period a year ago. Gross margins for the first six months of 2005 were 20.3% compared to 19.3% in the same period a year ago. GAAP net loss for the first six months of 2005 was $3.2 million or $(0.58) per diluted share, compared to a net loss of $25.1 million or $(5.25) per share in the same period a year ago. Non-GAAP net income for the first six months was $2.7 million or $0.17 per diluted share, compared to $2.3 million or $0.14 in the first six months last year.
    "We are pleased with our quarterly results. We achieved record revenues, increased our revenue from the sale of storage systems and achieved profitability on a GAAP basis," said Tom Barton, President and CEO of Rackable Systems. "Our customers continue to recognize the benefits of our systems in the areas of density, thermal management, remote management, efficient power distribution and ease of serviceability," continued Barton.

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Rackable Systems' management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude the amortization of deferred stock-based compensation, the amortization of patents and customer list, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense and the related tax effect of those items. It is management's belief that these items are not indicative of ongoing operations. For example, the amortization of deferred stock-based compensation is based on changes in the company's stock price and does not affect the company's cash. While the amortization of patents and customer list represents non-cash expenses recorded in connection with the acquisition of Old Rackable and do not affect the company's cash and such intangible assets are not expected to be replaced when fully amortized, as might a depreciable tangible asset.
    Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance and in assisting investors in comparing the company's financial performance to those of other companies in the company's industry. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company's GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company's SEC filings.

    Conference Call Information

    Rackable Systems will discuss these financial results in a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of Rackable Systems' conference call on the investor relations section of the company's website at www.rackable.com. For investors unable to participate in the live conference call, an audio replay will be available on July 25, 2005, at approximately 4:30 p.m. PDT and will remain available until July 28, 2005, at 9:00 p.m. PDT. To access the audio replay, dial 888-203-1112 or 719-457-0820 and enter confirmation code 8006495.
A web cast replay of the call will be available on the Investor Relations section at www.rackable.com approximately two hours after the conclusion of the call and will remain available until September 1, 2005.

    About Rackable Systems

    Rackable Systems, Inc. is a provider of servers and storage products for scale out data center deployments. The company's servers are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution and remote management. Founded in 1999 and based in Milpitas, California, Rackable Systems serves Internet, semiconductor design, enterprise software, federal government, entertainment, financial services, oil and gas exploration and biotechnology customers worldwide.

    Copyright(C) 2005 Rackable Systems, Inc. All rights reserved. Rackable Systems is a registered trademark of Rackable Systems, Inc. in the U.S. Rackable Systems and its logo are trademarks in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.


                        RACKABLE SYSTEMS, INC.

                            BALANCE SHEETS
          (In thousands, except share and per share amounts)
----------------------------------------------------------------------
                                              December 31,   June 30,
                                              ------------ -----------
                                                   2004        2005
                                                           (unaudited)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                       $17,111     $35,902
  Accounts receivable, net of allowance for
   doubtful accounts                                9,344      19,637
  Inventories                                      15,436      19,710
  Deferred income taxes                             1,660       3,257
  Prepaids and other current assets                   136       1,075
                                              ------------ -----------

           Total current assets                    43,687      79,581
                                              ------------ -----------

PROPERTY AND EQUIPMENT - Net                        1,412       1,488

INTANGIBLE ASSETS - Net                            10,753      10,062

OTHER ASSETS                                          457         149
                                              ------------ -----------

TOTAL                                             $56,309     $91,280
                                              ============ ===========

CURRENT LIABILITIES:
  Accounts payable                                $10,821     $19,135
  Accrued expenses                                  3,269       4,320
  Sales tax payable                                   266         502
  Income taxes payable                              1,368       2,167
  Deferred revenue                                    182         715
  Borrowings under line of credit                  14,061           -
  Current portion of notes payable to related
   parties                                          1,500           7
                                              ------------ -----------

           Total current liabilities               31,467      26,846

NOTES PAYABLE TO RELATED PARTIES                    1,500       1,500

DEFERRED INCOME TAXES                                 753         566

DEFERRED RENT                                          54          45

DEFERRED REVENUE                                        -         622

MANDATORILY REDEEMABLE PREFERRED STOCK
 - SERIES A                                        23,651           -

EMBEDDED DERIVATIVES IN PREFERRED STOCK           103,639           -
                                              ------------ -----------

           Total liabilities                      161,064      29,579

SHAREHOLDERS' DEFICIT:
  Common stock                                          6          20
  Additional paid-in capital                       12,811     182,530
  Deferred stock-based compensation                (2,134)     (2,239)
  Accumulated deficit                            (115,438)   (118,610)
                                              ------------ -----------

           Total shareholders' deficit           (104,755)     61,701
                                              ------------ -----------

TOTAL                                             $56,309     $91,280
                                              ============ ===========


                        RACKABLE SYSTEMS, INC.

                       STATEMENTS OF OPERATIONS
        (In thousands, except for share and per share amounts)
----------------------------------------------------------------------

                        Three Months Ended        Six Months Ended
                             June 30,                 June 30,
                     ------------------------ ------------------------
                         2004         2005        2004         2005
                     (unaudited)  (unaudited) (unaudited)  (unaudited)

REVENUE                 $34,839      $43,960     $52,906      $74,449

COST OF REVENUE          27,756       34,772      42,721       59,333
                     ----------- ------------ ----------- ------------

GROSS MARGIN              7,083        9,188      10,185       15,116
                     ----------- ------------ ----------- ------------

OPERATING EXPENSES:
  Research and
    development             220          497         362          845
  Sales and
   marketing              2,971        3,698       4,780        6,679
  General and
   administrative         1,153        1,881       2,243        3,530
                     ----------- ------------ ----------- ------------

     Total operating
      expenses            4,344        6,076       7,385       11,054
                     ----------- ------------ ----------- ------------

INCOME FROM
 OPERATIONS               2,739        3,112       2,800        4,062

OTHER INCOME
 (EXPENSE) - Net:
  Change in fair
   value of embedded
   derivatives in
   preferred stock      (12,888)           -     (25,776)      (4,192)
  Interest income             -           17           4           19
  Interest expense         (618)        (746)     (1,186)      (1,528)
  Other income
   (expense) - net           (1)           -          (1)           -
                     ----------- ------------ ----------- ------------

     Total other
      income
      (expense) - net   (13,507)        (729)    (26,959)      (5,701)
                     ----------- ------------ ----------- ------------

INCOME (LOSS) BEFORE
 INCOME TAX PROVISION   (10,768)       2,383     (24,159)      (1,639)

INCOME TAX PROVISION       (421)      (1,200)       (941)      (1,533)
                     ----------- ------------ ----------- ------------

NET INCOME (LOSS)      $(11,189)      $1,183    $(25,100)     $(3,172)
                     =========== ============ =========== ============

NET INCOME (LOSS)
 PER SHARE
  Basic                  $(2.34)       $0.18      $(5.25)      $(0.58)
                     =========== ============ =========== ============
  Diluted                $(2.34)       $0.07      $(5.25)      $(0.58)
                     =========== ============ =========== ============

SHARES USED IN NET
 INCOME (LOSS)
 PER SHARE
  Basic               4,783,336    6,433,701   4,783,336    5,499,442
                     =========== ============ =========== ============
  Diluted             4,783,336   16,457,415   4,783,336    5,499,442
                     =========== ============ =========== ============


                        RACKABLE SYSTEMS, INC.

        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
        (In thousands, except for share and per share amounts)
----------------------------------------------------------------------


                         Three Months Ended       Six Months Ended
                              June 30,                June 30,
                       ----------------------- -----------------------
                           2004        2005        2004        2005
                       (unaudited) (unaudited) (unaudited) (unaudited)

NET INCOME (LOSS) -
 As Reported             $(11,189)     $1,183    $(25,100)    $(3,172)

Add back (deduct):
 AMORTIZATION OF
  DEFERRED STOCK-BASED
  COMPENSATION                212         141         384         280
 AMORTIZATION OF
  PATENTS AND CUSTOMER
  LIST                        366         370         731         740
 CHANGE IN FAIR VALUE
  OF EMBEDDED
  DERIVATIVES IN
  PREFERRED STOCK          12,888           -      25,776       4,192
 DIVIDENDS ON
  PREFERRED STOCK
  RECORDED AS INTEREST
  EXPENSE                     579         490       1,144       1,087
 ADJUSTMENT TO TAX
  PROVISION(1)               (890)       (198)       (610)       (410)
                       ----------- ----------- ----------- -----------

NON-GAAP NET INCOME        $1,966      $1,986      $2,325      $2,717
                       =========== =========== =========== ===========

SHARES USED IN NET
 INCOME (LOSS) PER
 SHARE
  BASIC - As Reported   4,783,336   6,433,701   4,783,336   5,499,442
                       =========== =========== =========== ===========
  BASIC - Non-GAAP      4,783,336   6,433,701   4,783,336   5,499,442
                       =========== =========== =========== ===========

  DILUTED - As Reported 4,783,336  16,457,415   4,783,336   5,499,442
                       =========== =========== =========== ===========
  DILUTED - Non-GAAP   16,317,710  16,457,415  16,259,060  16,220,049
                       =========== =========== =========== ===========

NET INCOME (LOSS) PER
 SHARE
  BASIC - As Reported      $(2.34)      $0.18      $(5.25)     $(0.58)
                       =========== =========== =========== ===========
  BASIC - Non-GAAP          $0.41       $0.31       $0.49       $0.49
                       =========== =========== =========== ===========

  DILUTED - As Reported    $(2.34)      $0.07      $(5.25)     $(0.58)
                       =========== =========== =========== ===========
  DILUTED - Non-GAAP        $0.12       $0.12       $0.14       $0.17
                       =========== =========== =========== ===========

(1) The provision of income taxes used in arriving at the non-GAAP net income for all of the periods presented was computed using an income tax rate of 40% for all periods in 2004, 41.3% for the three months ending June 30, 2005 and 41.7% for the six months period ending June 30, 2005.


     CONTACT: Rackable Systems, Inc.
              Todd Ford, 408-240-8088
              or
              Sapphire Investor Relations, LLC
              Erica Mannion, 415-399-9345 (Investor Relations) investorrelations@rackable.com